                                                          EXHIBIT (a)(10)

                           AMENDMENT NO. 6 TO
               AMENDED AND RESTATED DECLARATION OF TRUST
                                  OF
                    NICHOLAS-APPLEGATE MUTUAL FUNDS

         THIS AMENDMENT NO. 6 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the 10th day of February, 1995 by the undersigned, constituting a majority of the Trustees of the Trust.

         WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended, designated certain series of Interests of the Trust; and

         WHEREAS, the undersigned wish to change the name of the various Portfolio B series of the Trust to the Portfolio C series of the Trust, so that each Interest of a Portfolio B series of the Trust outstanding as of the date hereof shall thereafter be referred to as a like Interest of the corresponding Portfolio C series of the Trust; and

         WHEREAS, the undersigned wish to establish and designate various new Portfolio B series of the Trust;

         NOW THEREFORE, the Board of Trustees hereby amends the first sentence of Section 8.8 of the Amended and Restated Declaration of Trust of the Trust to read in full as follows:

         "Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate forty-six series, as follows:

    Nicholas-Applegate Core Growth Portfolio A
    Nicholas-Applegate Core Growth Portfolio B
    Nicholas-Applegate Core Growth Portfolio C
    Nicholas-Applegate Core Growth Institutional Portfolio
    Nicholas-Applegate Core Growth Qualified Portfolio
    Nicholas-Applegate Government Income Portfolio A
    Nicholas-Applegate Government Income Portfolio B
    Nicholas-Applegate Government Income Portfolio C
    Nicholas-Applegate Government Income Institutional Portfolio
    Nicholas-Applegate Government Income Qualified Portfolio
    Nicholas-Applegate Income & Growth Portfolio A
    Nicholas-Applegate Income & Growth Portfolio B
    Nicholas-Applegate Income & Growth Portfolio C

    Nicholas-Applegate Income & Growth Institutional Portfolio Nicholas-Applegate Income & Growth Qualified Portfolio Nicholas-Applegate Balanced Growth Portfolio A
    Nicholas-Applegate Balanced Growth Portfolio B
    Nicholas-Applegate Balanced Growth Portfolio C
    Nicholas-Applegate Balanced Growth Institutional Portfolio Nicholas-Applegate Balanced Growth Qualified Portfolio Nicholas-Applegate Worldwide Growth Portfolio A Nicholas-Applegate Worldwide Growth Portfolio B Nicholas-Applegate Worldwide Growth Portfolio C Nicholas-Applegate Worldwide Growth Institutional Portfolio Nicholas-Applegate Worldwide Growth Qualified Portfolio Nicholas-Applegate Emerging Growth Portfolio A
    Nicholas-Applegate Emerging Growth Portfolio B
    Nicholas-Applegate Emerging Growth Portfolio C
    Nicholas-Applegate Emerging Growth Institutional Portfolio Nicholas-Applegate Emerging Growth Institutional Portfolio II Nicholas-Applegate International Growth Portfolio A Nicholas-Applegate International Growth Portfolio B Nicholas-Applegate International Growth Portfolio C Nicholas-Applegate International Growth Institutional Portfolio Nicholas-Applegate International Growth Qualified Portfolio Nicholas-Applegate Money Market Portfolio
    Nicholas-Applegate Money Market Institutional Portfolio Nicholas-Applegate Emerging Countries Portfolio A Nicholas-Applegate Emerging Countries Portfolio B Nicholas-Applegate Emerging Countries Portfolio C Nicholas-Applegate Emerging Countries Institutional Portfolio Nicholas-Applegate Global Growth & Income Portfolio A Nicholas-Applegate Global Growth & Income Portfolio B Nicholas-Applegate Global Growth & Income Portfolio C Nicholas-Applegate Global Growth & Income Institutional Portfolio Nicholas-Applegate Mini-Cap Growth Institutional Portfolio

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Arthur E. Nicholas                      /s/ Fred C. Applegate
-------------------------                   -----------------------
Arthur E. Nicholas                          Fred C. Applegate

/s/ Arthur B. Laffer                        /s/ Charles  E. Young
-------------------------                   ---------------------
Arthur B. Laffer                            Charles E. Young

                                      -2-